Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 6, 2007 relating to the 2006 financial statements of ZIOPHARM Oncology, Inc. and to all references to our Firm, included in or made part of this registration statement on Form S-3.

VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts
March 1, 2007